[*] =Certain confidential information contained in this Exhibit 4.2, marked by brackets with asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                     Exhibit 4.7



               RESEARCH AND DEVELOPMENT AND USE OF SPACE AGREEMENT

          THIS AGREEMENT made as of the 31st day of October, 2000

BETWEEN:

          McMASTER UNIVERSITY

          (hereinafter called "McMaster")

          - and -

          IMI INTERNATIONAL MEDICAL INNOVATIONS INC., a corporation existing under the laws of Canada

          (hereinafter called "IMI").

WHEREAS IMI has agreed to provide research and development funding to McMaster for the IMI Sponsorship Program (as hereinafter defined);

AND WHEREAS in consideration of such funding, McMaster has agreed to grant to IMI a right of first refusal for an exclusive worldwide license for the Intellectual Property (as hereinafter defined) created as a result of research from the IMI Sponsorship Program and a right to use certain laboratory space located on the campus of McMaster.

AND WHEREAS the parties have entered into this Agreement for the purpose of outlining the terms and conditions of such arrangement.

NOW THEREFORE, IN CONSIDERATION of the premises and the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.   DEFINITIONS

In this Agreement; the following definitions will apply:

"Business Day" means a day other than a Saturday, Sunday, any statutory holiday or any other day on which Canadian chartered banks are generally closed in Toronto.

"Confidential Information" means all information and materials received from one party from the other party pursuant to this Agreement and all information and materials developed in the course of the parties carrying out the research contemplated by this Agreement.

"Copyright" means any and all copyrights which arise from research conducted pursuant to the IMI Sponsorship Program including, but not limited to, the Patents and/or the Information.

"IMI Sponsorship Program" means the program to provide research and development support in areas of research mutually agreeable to IMI and McMaster from time to time with the initial support being provided in the area of research as described in Schedule "A" attached hereto;

"Improvements" means any technical improvement; modification, invention or discovery, whether patented or unpatented, made or acquired by or for the benefit of McMaster from the IMI Sponsorship Program constituting additions to and/or betterments in the Process or the Licenced Products.

"Information" means and includes, but not necessarily limited to, the technical information, technical systems, know-how, engineering and other data, outline and sketches, drawings, flow diagrams, standard product specification, operating procedures, testing and inspection procedures, computer programs and analytical methods relating to or arising out of the IMI Sponsorship Program, which McMaster now or at any time in the future owns or has an interest in (including, a right to licence).

"Intellectual Property" means and includes all Patents, Information, Copyright, Processes and Improvements.

"Licenced Products" means products derived from ROFR Intellectual Property.

"Patents" means, arising out of the IMI Sponsorship Program, any and all patents and patent applications (i) generated from work conducted or created at or under the control and direction of, or on behalf of, McMaster or its personnel; or
(ii) which at present or in the future McMaster owns or has an interest (including, the right to licence) in.

"Premises" those premises located at 1200 Main Street West; Suite 3N1 IB, Hamilton, Ontario being shown in outline on Schedule "B" attached hereto.

"Processes" shall mean the processes for manufacturing Licenced Products.

"ROFR Intellectual Property" has the meaning attributed to it in subsection
3(b).

"Term" means a period of five years commencing on November 1, 2000 and ending on the 31st day of October, 2005.

2.   FUNDING OF IMI SPONSORSHIP PROGRAM

(a) IMI hereby covenants to pay to McMaster, during the Term, One Hundred and Twenty Thousand Dollars ($120,000.00) per annum, payable in quarterly instalments of Thirty Thousand Dollars ($30,000) in advance on the first day of each of November, February, May and August of each and every year of the Term, commencing November 1, 2000.

(b) McMaster hereby covenants and agrees to use the funds described in subsection 2(a) above to support the IMI Sponsorship Program, programs directly related thereto, the indirect costs of such programs and for such other purposes as may be agreed to with the prior written consent of IMI.

(c) Subject to the prior receipt of any necessary regulatory approval including, without limitation, the approval of The Toronto Stock Exchange, IMI hereby grants to McMaster warrants to purchase an aggregate of up to 50,000 common shares in the capital of IMI at an exercise price equal to $4.50 per share. Such warrants shall be issued by IMI in five tranches of 10,000 warrants with the first tranche of 10,000 warrants being issued on the date of this Agreement and with the remaining four tranches being issued on each of the next four anniversaries of the date of this Agreement provided that this Agreement is still in effect and has not been terminated. Each tranche of warrants will be exercisable until 5:00 p.m. (Toronto time) on the date which is one year from the date of its issue. Notwithstanding the foregoing, any warrants not yet exercised by McMaster may be immediately cancelled by IMI at any time after the occurrence of any breach by McMaster of the terms of this Agreement. The warrants shall be evidenced by a warrant certificate substantially in the form attached hereto as Schedule "C".

3.   INTELLECTUAL PROPERTY

(a)  Disclosure. McMaster hereby agrees to immediately provide IMI with
     ----------
     disclosure of any Intellectual Property which comes into existence after the date hereof. The disclosure of such Intellectual Property shall be in sufficient detail to permit IMI to determine whether it wishes to exercise its rights hereinafter referred to in this Section 3. No publication or public disclosure will be made by McMaster prior to or during the first 30 days after disclosure to IMI.

(b)  Right of First Refusal. McMaster hereby grants IMI a right of first refusal
     ----------------------
     (the "ROFR Right") to obtain an exclusive world wide licence for the Intellectual Property (the "ROFR Intellectual Property") disclosed on the terms contemplated herein. IMI, if it chooses to, shall exercise the ROFR Right within 90 days (the "Option Period") of such disclosure and if the ROFR Right is so exercised, then the parties shall negotiate the terms and conditions of a licence agreement for a period of not more than 90 days (the "Negotiation Period") from the date of the ROFR Right being exercised. The licence agreement shall provide licence terms standard for agreements between institutions and industry, including, without limitation, clauses of the nature providing for reasonable objectives, payment of patent expenses, time limited due diligence, provisions for the development, commercialization and marketing of a product embodying the ROFR Intellectual Property disclosed and the payment to McMaster of reasonable royalties to be negotiated by the parties in good faith.

(c)  Third Party Offer. In the event that:
     -----------------

     (i)  IMI fails to exercise the ROFR Right during the Option Period; or

     (ii) MI exercises the ROFR Right during the Option Period but a license agreement is not successfully completed within the Negotiation Period,

     McMaster shall have [***] from the last day of the Option Period to reach a conditional agreement to [***] (failing which the provisions of this subsection 3(c) shall be repeated prior to any future negotiations between McMaster and any third party with respect to the ROFR Intellectual Property); provided that any person to whom McMaster shows the ROFR Intellectual Property signs a confidentiality agreement containing terms reasonably satisfactory to IMI or to which IMI has previously agreed. If McMaster and the Third Party propose to enter into an agreement (which form of agreement is herein referred to as the "Third Party Offer") in respect of [***] which McMaster is prepared to accept, then McMaster shall, prior to acceptance thereof, submit the Third Party Offer to IMI (and McMaster shall be deemed to have offered to [***], and IMI shall be entitled to consider such Third Party Offer for a period of not more than [***], at or before which time IMI shall be entitled to accept the Third Party Offer and agree to become [***] on the terms and conditions of the Third Party Offer. The terms and conditions of the Third Party Offer shall only include terms and conditions which are able to be accepted by any [***], and shall not include provisions which are unique to the Third Party. If IMI has not submitted its written agreement to McMaster to be bound by the terms of the Third Party Offer within such time, it shall be deemed to have rejected such offer and McMaster shall be free to enter into the Third Party Offer with the Third Party at any time during the 30 days following the date IMI rejects or is deemed to have rejected the Third Party Offer.

(d)  Term of ROFR Right. Except as hereinafter contemplated, the ROFR Right and
     ------------------
     other rights contemplated in this Article 3 hereof shall terminate on the [***]. The remaining rights and obligations hereunder (including, without limitation, the provisions of any [***].

(e)  Publication. Each party to this Agreement recognizes that the publication
     -----------
     of papers regarding results of Intellectual Property, including oral presentations and abstracts, may be beneficial to the parties provided such publications are subject to reasonable controls to protect Confidential Information (it being acknowledged that the patent and other proprietary rights can be jeopardized by public disclosure prior to the filing of suitable patent applications and without appropriate protections to protect other commercially valuable rights). In particular, it is the intent of the parties to maintain the confidentiality of any Confidential Information included in any patent application until such patent application has been filed. Accordingly, IMI shall have the right to review and approve any paper proposed for publication by McMaster, including oral presentations and abstracts, which utilizes data generated from the Intellectual Property with respect to which IMI may acquire rights hereunder and/or includes Confidential Information of IMI. Before any such paper, abstract, release or presentation is submitted for publication or a third party for assessment, McMaster shall deliver a complete copy to IMI at least 30 days prior to such submission. IMI shall review any such material and give its comments to McMaster within 30 days of the delivery of such paper to IMI. Upon IMI's request during such 30 day period, publication or submission shall be delayed for up to an additional 60 days from the date of the request to provide adequate time for IMI to (or for IMI to request McMaster to) prepare and file patent applications related to the inventions that are proposed for publication or presentation and for the other party to remove any Confidential Information from such publication or presentation. With respect to oral presentation materials and abstracts, IMI shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments. McMaster shall comply with IMI's reasonable request to delete references to IMI's Confidential Information in any such paper and agrees to withhold publication of same in accordance with the foregoing in order to permit IMI to (or to permit IMI to request IMI to) obtain patent protection, if IMI deems it necessary, in accordance with the terms of this Agreement. If IMI fails to respond within such periods, IMI shall be deemed to have approved the paper or abstract for publication or presentation, as the case maybe. For greater certainty, this subsection shall only apply to publications which relate to the IMI Sponsorship Program.

4.   LICENCE TO USE PREMISES

(a) Licence. McMaster hereby grants a licence to IMI to use the Premises, on the terms and conditions as set forth in this Section 4.

(b)  Possession
     ----------

     (i) IMI shall have the non-exclusive possession and use of the Premises during the term on the terms and conditions contained herein and subject to any other rule, regulation, procedure or practice in force for this type of space at McMaster University.

     (ii) Subject to McMaster's rights under this Agreement, and as long as this Agreement is in good standing, McMaster covenants that IMI shall have quiet enjoyment of the Premises during the Term without any interruption or disturbance from McMaster or any other person or persons lawfully claiming through McMaster.

(c)  Use
     ---

     (i) During the Term, the Premises shall not be used for any purpose other than as a research laboratory and related uses.

     (ii) IMI shall not knowingly do or permit to be done at the Premises anything which may:

          (A)  constitute a nuisance;

          (B)  cause damage to the Premises;

          (C)  cause injury or annoyance to occupants of neighbouring premises;

          (D)  make void or voidable any insurance upon the Premises; and

          (E) constitute a breach of any by-law, statute, order or regulation of any municipal, provincial or other competent authority relating to the Premises.

     (iii)(A) IMI shall comply with WSIB, Health & Safety, Hazardous Material and other reasonable workplace requirements for personnel; and

          (B) IMI will maintain at least [***] in liability insurance naming McMaster as beneficiary.

(d)  Repair and Maintenance. IMI covenants that during the Term and any renewal
     ----------------------
     thereof it shall keep the Premises in good condition.

(e)  Utilities and Other Charges. McMaster and IMI agree that IMI shall not be
     ---------------------------
     obligated to pay any additional charges or expenses relating to the Premises including, without limitation, any realty taxes, utilities, maintenance fees, operating costs.

(f)  Signage. IMI shall be entitled to place signage on the door to the Premises
     -------
     in accordance with the normal signage policies that may be applicable at the relevant time.

(g)  Option to Renew. Provided IMI is not in default pursuant to the terms of
     ---------------
     this Agreement, IMI shall have the right to extend the licence to use the Premises for an additional period of five (5) years on payment terms to be negotiated in good faith and on the other terms and conditions as contained in this Section 4, provided IMI gives McMaster sixty (60) days written notice of its intention to do so prior to the expiration of the Term. The said payment terms shall be based on the payment terms contained in this agreement including cash payments pursuant to section 2(a) and, subject to the prior receipt of any necessary approval including, without limitation, The Toronto Stock Exchange, the issuance of warrants (with an exercise price based upon the then current market price of the common shares of IMI) pursuant to section 2(c).

(h)  Termination. IMI shall have the right, on making the payments referred to
     -----------
     in this subsection 4(h), to terminate the licence to use the Premises contained in subsection 4(a) at any time during the Term (or any extension thereof), provided IMI delivers written notice to McMaster not less than ninety (90) days prior to the date it intends to do so. On such termination, the amounts payable under subsection 2(a) shall be pro-rated, and the payment thereof accelerated to the date of such termination, to the shorter of the following two periods:

     (i)  six months following such date of termination; and

     (ii) the period from the date of such notice of termination until the end of the "Term" as such term is defined in section 1.

     On the making of the said payments, IMI shall be released from all obligations under this Section 4 from and after the date of such termination.

(i)  Expansion. Provided IMI is not in default of its obligations under this
     ---------
     Agreement and provided McMaster is prepared to offer any premises located in suite 3N11B (the "Expansion Space") for lease to a third party, McMaster shall deliver notice to IMI as to the availability of the Expansion Space, whereupon IMI shall have thirty (30) days in which to provide notice to McMaster that it intends to occupy the Expansion Space. In the event IMI exercises its right to occupy such space, it shall do so: (A) on the same terms as contained in subsections 2(a) and 2(b), the amounts to be paid and the number of warrants to be issued being pro-rated based on the actual area of the Expansion Space (provided however that the issuance of any additional warrants shall be subject to the prior receipt of any necessary regulatory approvals and shall have an exercise price based upon the then current market value of the common shares of IMI); and (B) on the same terms and conditions as contained in this Section 4.

5.   GENERAL

(a) All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery, facsimile transmission or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

(i)  to McMaster:        McMaster University
                         1280 Main Street West
                         Hamilton, Ontario
                         L8S 4L8

                         Attention:     Executive Director, Office of Research
                                        Contracts and Intellectual Property

                                        - and -

                                        Dean and Vice President, Faculty of
                                        Health Sciences

                         Facsimile:     (905) 570-0742

(ii) to IMI:             4211 Yonge Street
                         Suite 300
                         Toronto, Ontario
                         M2P 2A9

                         Attention:     Dr. H.B. Brent Norton

                         Facsimile:     (416) 222-3449

     with a copy to:     Aird&Berlis
                         BCE Place
                         Suite 1800
                         181 Bay Street
                         Toronto, Ontario
                         M5J 219

                         Attention:     Jay A. Lefton or Richard M. Kimel

                         Facsimile:     (416) 863-1515

or at such other address as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received, if sent by facsimile, on the first Business Day after sending or, if sent by registered mail, on the fifth Business Day after mailing or, if delivered, upon the date of delivery.

(b) The parties hereto agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as any of the parties may reasonably request in order to carry out the transactions contemplated herein.

(c) This Agreement sets forth the entire agreement among the parties hereto pertaining to the specific subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, and there are no warranties, representations or other agreements between the parties hereto in accordance with the subject matter hereof except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

(d) This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(e)  Time shall be of the essence of this Agreement.

(f) The insertion of headings and the division of this Agreement into articles and sections are for convenience and reference only and shall not affect the interpretation hereof.

(g) Each provision of this Agreement is severable, and in the event that any one or more thereof may be declared invalid, the remainder of the provisions of this Agreement shall nevertheless remain in full force and effect.

(h) The parties may at any time terminate this Agreement by written agreement executed by each of the parties.

(i) Promptly following termination or expiration of this Agreement, each of the parties shall return to the other party all of such other party's Confidential Information.

(j) This Agreement may be executed by the parties hereto in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(k) This Agreement or any rights thereunder may be assigned by either party with the prior written consent of the other party, which consent shall not be unreasonably withheld, provided however that no consent will be required for the assignment by IMI to an affiliate (as such term is defined in the Canada Business Corporations Act) thereof.

(l) This Agreement shall be binding upon and shall enure to the benefit of the parties' respective successors and assigns.

     IN WITNESS of the foregoing covenants, McMaster and IMI have executed this Agreement.

                                        MCMASTER UNIVERSITY



                                        Per: /s/ Gehard E. Gerber
                                             --------------------
                                        Name: Gehard E. Gerber
                                        Title: VP Research & Int'l Affairs
                                        Authorized Signing Officer

                                        Per: /s/ John Capone
                                             ---------------
                                        Name: John Capone
                                        Title: Assoc. Dean Research FHS
                                        Authorized Signing Officer

                                        IMI INTERNATIONAL MEDICAL
                                        INNOVATIONS INC.

                                        Per: /s/ Brent Norton
                                             ----------------
                                             Name:  Brent Norton
                                             Title:  President
                                             Authorized Signing Officer

     [execution page of Research and Development and Use of Space Agreement]

                                  Schedule "A"

                     Description of IMI Sponsorship Program

Scientists at IMI have extensive experience in the design and development of diagnostic procedures which can be used to detect [***]As part of the [***] and in collaboration with other members of the [***] McMaster is [***] McMaster will make use of the collaboration with IMI to [***] The research to be performed under this agreement will be under the supervision of Drs. Mark McDermott and Jack Gauldie who shall have authority for the scope and direction of the research funded by IMI.

It is expected that the bulk of the expenses to be incurred will be for the payment of post-doctoral fellows and the supplies required by them.

Reports will be provided to IMI as appropriate and, in any event, at no less than annual intervals.

                                  Schedule "B"

                               Diagram of Premises

                  Suite 3N11B - 1200 Main Street West, Hamilton

                        Cross-hatched area shows premises

                             [DIAGRAM APPEARS HERE]

                                  Schedule "C"

                                PURCHASE WARRANT

                           To Acquire Common Shares of

                   IMI INTERNATIONAL MEDICAL INNOVATIONS INC.

        THE RIGHT TO PURCHASE COMMON SHARES UNDER THIS WARRANT EXPIRES AT
                  5:00 P.M. TORONTO TIME ON OCTOBER 31, 2001.

   Warrant Certificate No. MC1    CERTIFICATE FOR 10,000 Purchase Warrants

   THIS CERTIFIES that, for value received, McMaster University (the "Holder") is entitled, subject to the terms and conditions set forth in this Warrant
  Certificate, to purchase from IMI International Medical Innovations Inc., a corporation existing under the laws of Canada (the "Corporation"), one fully paid and non-assessable common share in the capital of the Corporation, as constituted on the date hereof (the "Common Shares"), for each whole purchase warrant (a "Warrant") at any time commencing on the date hereof and continuing up to 5:00p.m. (Toronto time) on October 31, 2001 (the "Time of Expiry") upon the payment of $4.50 per Share (the "Exercise Price"). The number of Common Shares which the Holder is entitled to acquire upon exercise of each Warrant and the Exercise Price are subject to adjustment as hereafter provided.


            [the remainder of this page is left intentionally blank]

                             1. Exercise of Warrants
                                --------------------

(a) Election to Purchase. The right to purchase Common Shares evidenced by this
    --------------------
 Warrant certificate may be exercised by the Holder in whole or in part and in accordance with the provisions hereof by delivery of an Election to Purchase in the form substantially the same as that attached hereto as Schedule "A", properly completed and executed, together with payment of the Exercise Price for the number of Common Shares specified in the Election to Purchase at the principal office of the Corporation at 4211 Yonge Street, Suite 300, Toronto,
Ontario, M23P 2A9 or such other address in Canada as may be notified in writing by the Corporation.

  (b) Exercise. The Corporation shall, on the date it receives a duly executed
      --------
  E1ection to Purchase and the Exercise Price for the number of Common Shares specified in the Election to Purchase (the "Exercise Date"), issue that number of Common Shares specified in the Election to Purchase as fully paid and non-assessable Common Shares.

(c) Share Certificates. As promptly as practicable after the Exercise Date, the
    ------------------
Corporation shall issue and deliver to the Holder, registered in the name of the Holder, a certificate or certificates for the number of Common Shares specified in the Election to Purchase. To the extent permitted by law, such exercise shall be deemed to have been effected immediately prior to 5:00 p.m. (Toronto time) on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Common Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

 (d) Fractional Common Shares. No fractional Common Shares shall be issued upon
     ------------------------
  exercise of any Warrant and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Common Shares issued upon such exercise. If any fractional interest in a Common Share would, except for the provisions of the first sentence of this Subsection 1(d), be deliverable upon the exercise of a Warrant, the Corporation shall, in lieu of delivering the fractional share therefor, pay to the Holder an amount in cash equal to the Fair
       Market Value (as hereinafter defined) of such fractional interest.

                             (e) Corporate Changes
                                 -----------------

(i) Subject to subparagraph 1(e)(ii) hereof, if the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, each unexercised Warrant shall be adjusted so as to apply to the securities to which the holder of that number of Common Shares of the Corporation subject to each unexercised Warrant would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (collectively, the "Event"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by
the number of Common Shares subject to the unexercised Warrant immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Common Shares subject to the unexercised
          Warrant would have been entitled to by reason of such Event.

 (ii) If the Corporation is unable to deliver securities to the Holder pursuant to the proper exercise of a Warrant, the Corporation may satisfy such obligations to the Holder hereunder by paying to the Holder in cash the difference between the Exercise Price of such Warrant and the Fair Market Value of the securities to which the Holder would be entitled to upon exercise of such Warrant. Adjustments under this paragraph (e) or (subject to paragraph (n)) any determinations as to the Fair Market Value of any securities shall be made by the board of directors of the Corporation, or any committee thereof specifically designated by the board of directors to be responsible therefor, and any reasonable determination made by such board or committee thereof shall be binding and conclusive, subject only to any disputes being resolved by the
  Corporation's auditors, whose determination shall be binding and conclusive.

                (f) Subdivision or Consolidation of Common Shares
                    ---------------------------------------------

 (i) In the event the Corporation shall subdivide its outstanding Common Shares into a greater number of Common Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares of the Corporation shall be consolidated into a smaller number of Common Shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

 (ii) Upon each adjustment of the Exercise Price as provided herein, the Holder of a Warrant shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Common Shares (calculated to the nearest tenth of a Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Common Shares which may be acquired upon the exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

 (g) Change or Reclassification of Common Shares. In the event the Corporation
     -------------------------------------------
shall change or reclassify its outstanding Common Shares into a different class of securities, each Warrant shall be adjusted as follows so as to apply to the successor class of securities:

 (i) the number of the successor class of securities which the Holder shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Common Shares subject to each Warrant immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

(ii) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of
Common Shares subject to the unexercised Warrant immediately prior to the change or reclassification, and
    dividing the product thereof by the number of Common Shares determined in subparagraph l(g)(i) hereof.

 (h) Offering to Shareholders. If and whenever at any time prior to the Time of
     ------------------------
 Expiry, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this Subsection 1(h) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common
Shares of the Corporation entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 90% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional Common Shares offered for subscription or purchase or, as the case maybe, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such
  Fair Market Value, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; and to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common
Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

(i) Carry Over of Adjustments. No adjustment of the Exercise Price shall be made
    -------------------------
if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

(j) Notice of Adjustment. Upon any adjustment of the number of Common Shares and
    --------------------
   upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Common Shares or other securities subject to each unexercised

Warrant resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent certified public accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

                    (k) Other Notices. In case at any time:
                        -------------

(i) the Corporation shall declare any dividend upon its Common Shares payable in
                                 Common Shares;

(ii) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional Common Shares of any class or other rights;

   (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

   (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, in any one or more of such cases, the Corporation shall give to the Holder
 (i) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

    (l) Common Shares to be Reserved. The Corporation will at all times keep
        ----------------------------
 available, and reserve if necessary under Canadian law, out of its authorized Common Shares, solely for the purpose of issue upon the exercise of Warrants, such number of Common Shares as shall then be issuable upon the exercise of all unexercised Warrants. The Corporation covenants and agrees that all Common Shares which shall be so issuable will, upon issuance, be duly authorized and issued, fully paid and non-assessable. The Corporation will take all such action as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the
    Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Corporation will take all such action as is within its
 power to assure that all such Common Shares may be so issued without violation of any applicable law.

(m) Issue Tax. The issuance of certificates for Common Shares upon the exercise
    ---------
of each Warrant shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(n) Fair Market Value. For the purposes of any computation hereunder, the "Fair
    -----------------
Market Value" at any date shall be the weighted average sale price per share for the Common Shares of the Corporation for the 20 consecutive trading days immediately before such date on The Toronto Stock Exchange, or, if the Common Shares in respect of which a determination of Fair Market Value is being made are not listed on The Toronto Stock Exchange or any stock exchange, the Fair Market Value shall be determined by the directors, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such Common Shares sold on the said exchange during the said 20 consecutive trading days by the total number of such Common Shares so sold.

                        2. Transfer of Purchase Warrants
                           -----------------------------

(a) By completing the form of transfer attached hereto, the Holder may, subject to compliance with applicable laws, transfer the Purchase Warrants evidenced hereby either in whole or in part. Every transfer of Purchase Warrants must be in writing under the hand of the Holder or the Holder's legal personal representatives or the attorney authorized in writing of such Holder with signatures guaranteed by a Canadian chartered bank, a trust company, a member firm of The Toronto Stock Exchange or The Investment Dealers Association of Canada and in compliance with such other requirements as the Corporation may prescribe. Any such transfer, accompanied by this Purchase Warrant certificate, must be delivered to the Corporation at its principal office in the City of Toronto, together with such evidence of identity or title as the Corporation may reasonably require, whereupon the transfer will be registered and duly noted by endorsement hereon signed by the Corporation. If part only of the Purchase Warrants evidenced hereby is transferred, the Corporation will deliver to the
      Holder and the transferee replacement Purchase Warrants certificates substantially in the form of this certificate.

   (b) Transfers of the Purchase Warrants evidenced hereby may be subject to restrictions under applicable securities law. The Holder should consult its own professional advisers in order to assess the legal aspects of a transfer of the
                      Purchase Warrants evidenced hereby.

(c) The Corporation shall not register a transfer if the Corporation has reason to believe that the transferee is a person in the United States or is acquiring the Purchase Warrants evidenced hereby for the account or benefit of a person in the United States or if the transfer is not in accordance. with all applicable securities laws.

                                 3. Replacement
                                    -----------

  Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the
Corporation (or, in the case of mutilation, upon surrender of this Certificate), the Corporation will issue to the Holder a replacement Certificate (containing the same terms and conditions as this Warrant certificate).

                                 4. Expiry Date
                                    -----------

 Each unexercised Warrant shall expire and all rights to purchase Common Shares hereunder shall cease and become null and void at 5:00 p.m. Toronto time on the
                                Time of Expiry.

                      5. Inability to Deliver Common Shares
                         ----------------------------------

    If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of a Warrant, the Corporation may pay, at its option and in complete satisfaction of its obligations hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Fair Market Value of such Common
                Shares or other securities on the Exercise Date.

                                6. Governing Law
                                   -------------

 The laws of the Province of Ontario and the laws of Canada applicable therein shall govern this Warrant.

                                  7. Successors
                                     ----------

  The rights under this Warrant certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.

  IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be signed by a duly authorized officer and its corporate seal hereto affixed.

                      DATED the 31St day of October, 2000.

                   IMI INTERNATIONAL MEDICAL INNOVATIONS INC.

                              Per: /s/ Brent Norton

                               Name: Brent Norton

                                Title: President-

                           Authorized Signing Officer

                                  Schedule "A"

                              Election to Purchase

                 TO: IMI INTERNATIONAL MEDICAL INNOVATIONS INC.


   The undersigned holder of the within Warrant certificate hereby exercises
    _______ purchase warrants (the "Warrants") of IMI International Medical Innovations Inc. (or such number of Warrants or other securities or property to which such exercise entitles him in lieu thereof or in addition thereto in accordance with the provisions of the within Warrant certificate) at the price determined under, and on the terms specified in, the Warrant certificate and encloses herewith a bank draft, certified cheque or money order payable at par to or to the order of IMI International Medical Innovations Inc. in payment therefor.



     The Common Shares subscribed for will be issued to the undersigned and will be mailed to the address set forth below.

            DATED this _____ day of______________________, ________.

                         __________          __________

                       Witness     Signature of Subscriber

                               Signature of Holder

                                 Guaranteed by:

                                       _____

                                         *
                                       _____
                                       _____




                          * Authorized Signature Number

NOTE: If the signature of the person executing this form is to be guaranteed, it must be guaranteed by a Canadian chartered bank or trust company or by a member firm of The Toronto, Stock Exchange of The Investment Dealers Association of
                                    Canada.

 Print below the address in full of the person in whose name the Common Shares subscribed for are to be issued.

                          Address: ____________________

                                   ____________________

                                   ____________________

                                FORM OF TRANSFER

  Any transfer will require compliance with applicable securities legislation. Transferors and transferees are urged to contact legal counsel before effecting any such transfer.

 FOR VALUE RECEIVED the undersigned holder of the Warrants of IMI INTERNATIONAL
  MEDICAL INNOVATIONS INC. evidenced by the within Warrant certificate hereby sells, assigns and transfers ___________ of such Warrants unto:

                                   __________

                                     (name)

                                   __________

                                    (address)

                                   __________



                  DATED THIS ____day of_______________, ______

                         __________          __________

                          Witness      Signature of Holder

                                   __________

                                 Name of Holder

                                   __________

                                Address of Holder

                                   __________

                           Signature of Guaranteed by:

                                       _____

                                         *
                                       _____
                                       _____


                          * Authorized Signature Number

    NOTE: 1. The signature to this transfer must correspond with the name as recorded on the within Warrant certificate in every particular without alteration or enlargement or any change whatever.

 2. If the signature of the person executing this form Is to be guaranteed, It must be guaranteed by a Canadian chartered bank or trust company or by a member firm of The Toronto Stock Exchange or The Investment Dealers Association of
                                    Canada.

   3. If this transfer form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.